EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Conolog Corporation stock grant to officers and/or directors of our report dated November 3, 2003, with respect to the audited financial statements of Conolog Corporation incorporated by reference in its Annual Report on Form 10-KSB for the year ended July 31, 2003 and filed with the Securities and Exchange Commission on November 14, 2003.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
April 30, 2004